AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER,  made this 6th day  of

October,  1997, by and between ALVIN K.  WRIGHT  ("Wright')

(hereinafter  referred  to  as  "Securityholder"),  RITE  CABLE

CONSTRUCTION,  INC.,  a  Florida corporation  (the  "Company"),

ARGUSS  HOLDINGS, INC., a Delaware corporation (the  "Parent"),

and WHITE MOUNTAIN CABLE CONSTRUCTION CORP. ("White Mountain"),

a Delaware corporation and a 100% subsidiary of Parent .

                    INTRODUCTORY STATEMENT

     A.    Securityholder  owns  One Hundred  (100)  shares  of

capital  stock of the Company, which shares constitute  all  of the  issued  and  outstanding capital stock  ("Stock")  of  the

Company,  a  Florida corporation doing business as  RITE  Cable

Construction, Inc.

     B.     The   Company   is   a  full   service   multimedia

communications   contractor  engaged   in   the   construction,

reconstruction,  maintenance, repair, and  expansion  of  CATV,

SMATV    systems   and   other   related   systems    in    the

telecommunications industry.

     C.    Parent has agreed with the Securityholder for Parent

to acquire the Company by means of a merger of the Company with and  into  White Mountain, a wholly owned subsidiary of  Parent upon the terms and subject to the conditions set forth herein.

     D.    In  furtherance of such acquisition, the  Boards  of

Directors  of Parent, White Mountain and the Company have  each approved the plan of merger to merge the Company with and  into

White Mountain (the "Merger") in accordance with the applicable

provisions  of  the  Delaware  General  Corporation  Law   (the

"DGCL"), and the Florida General Corporation Law ("FGCL"),  and

upon the terms and subject to the conditions set forth herein.

     E.    Pursuant to the Merger, the record holders  of  each

outstanding  share  of  the Company's common  stock,  $.01  par value,  shall  be entitled to receive the Merger  Consideration

(as  defined in Section 2.1) so that upon receipt of the Merger

Consideration, such share of the Stock shall be cancelled,  all upon the terms and subject to the conditions set forth herein.

     F.    The  parties hereto intend that this transaction  to

qualify as a tax free reorganization under Section 368(a)(1)(A)

of the Internal Revenue Code of 1986, as amended.

     NOW,  THEREFORE,  WITNESSETH, for and in consideration  of

the   premises  and  the  mutual  representations,  warranties,

covenants  and agreements herein contained and other  good  and

valuable   consideration,   receipt   of   which   is    hereby

acknowledged, the parties do agree as follows:

                         DEFINITIONS

     The  following terms when used in this AGREEMENT AND  PLAN

OF MERGER shall have the following meanings:

          "Accounts   Receivable"  means  accounts  receivable,

notes  due  from  all sources of the Company, and  credits  for returned or damaged merchandise.

          "Act"  shall mean the Securities Act of 1933, as  the

same has been and shall be amended from time to time.

          "Adverse  Consequences"  means  all  actions,  suits,

proceedings,  hearings,  investigations,  charges,  complaints,

claims,   demands,  injunctions,  judgments,  orders,  decrees,

rulings,  damages, dues, penalties, fines, costs,  liabilities,

obligations,   taxes,  liens,  losses,  expenses,   and   fees,

including court costs and attorneys' fees and expenses, net  of all tax savings and insurance proceeds actually received by  an

Indemnitee with respect to any of the foregoing.

          "Agreed Value of the Company" shall mean the value of

the  Company equal to the product of Three and One-Half (3-1/2)

times the September 1998 12 Month Adjusted Cash Flow.

          "Agreement" means this AGREEMENT AND PLAN OF MERGER.

          "Arguss"  shall  mean  the Parent,  Arguss  Holdings,

Inc., a Delaware corporation with its principal offices located at One Church Street, Suite 302, Rockville, Maryland 20850, and

its successors and assigns.

          "Arguss  Stock"  shall  mean the  authorized  capital

stock of Arguss.

          "Assets" means all property, rights, things of  value

and  other  assets of the Company described,  referred  to,  or listed, in Section 4.9 of this Agreement.

          "Certificate of Merger" has the meaning set forth  in

Section 1.2 below.

          "  Closing" means the transfer of the Stock to  White

Mountain   and   the   payment  of  the   Purchase   Price   to

Securityholder pursuant to this Agreement.

          "Closing  Balance  Sheet" shall mean  the  internally

generated  closing balance sheet and profit and loss  statement of the Company for the period ending September 30, 1997.

          "Closing Date" means the date of Closing, established

under Section 3 of this Agreement.

          "Code"  means  the  United  States  Federal  Internal

Revenue Code of 1986, as amended.

          "DGCL"  has the meaning set forth in the introductory

statement.

          "Employment    Agreement"   means   the    Employment

Agreements  to be executed by the Company, Wright ,  Smith  and other key employees pursuant to Section 6.6 hereof.

          "Environmental,  Health, and Safety Laws"  means  the

United  States  federal  Comprehensive Environmental  Response,

Compensation   and   Liability  Act  of  1980,   the   Resource

Conservation  and  Recovery Act of 1976, and  the  Occupational

Safety  and Health Act of 1970, each as amended, together  with all  other  laws (including rules, regulations,  codes,  plans,

injunctions, judgments, orders, decrees, rulings,  and  charges thereunder  of federal, state, local, and foreign  governmental and all agencies thereof) concerning pollution or protection of the  environment, public health and safety, or employee  health and  safety,  including laws relating to emissions, discharges,

releases,  or  threatened releases of pollutants, contaminants,

or  chemical,  industrial, hazardous,  or  toxic  materials  or wastes (including asbestos and oil or petroleum) (collectively,

"Hazardous Materials") into ambient air, surface, water, ground water,  or  lands  or  otherwise relating to  the  manufacture,

processing,  distribution, use, treatment,  storage,  disposal,

transport,   or   handling  of  pollutants,  contaminants,   or

chemical, industrial, hazardous, or toxic materials or wastes.

          "Escrow  Agreement" shall mean the  Escrow  Agreement

executed by the Securityholder, Company and Parent pursuant  to

Section 6.5 and 2.2(c) hereof.

          "Escrowed  Purchase Price" shall mean that sum  equal

to  Eight  Hundred  Seventy-Five  Thousand  Dollars  ($875,000)

placed in escrow pursuant to Section 2.2(c) hereof.

          "Extremely  Hazardous Substance" has the meaning  set

forth  in  Section 302 of the Emergency Planning and  Community

Right-to-Know Act of 1986, as amended.

          "FGCL"  has the meaning set forth in the introductory

statement above.

          "Financial  Statement"  means the  audited  financial

statement  of the Company for the Company's fiscal year  ending in  1996,  including the notes thereto, prepared  by  Silver  &

Company,  P.A.,  the  Company's regular  independent  certified public accountant, and accepted by the accounting firm of  KPMG

Peat Marwick.

          "GAAP"   shall  mean  in  accordance  with  generally

accepted accounting principles, consistently applied.

          "Initial  Payment" shall mean the consideration  paid

at  closing  which is the sum equal to Two Million Six  Hundred

Twenty-Five Thousand Dollars ($2,625,000).

          "Merger    Consideration"   means    the    aggregate

consideration set forth in Article II hereof.

          "NOL"  shall  mean  the  net operating  loss  of  the

Company as defined by Section __ of the Internal Revenue Code.

          "Net  Worth"  shall  mean the  total  assets  of  the

Company,  reduced by any value placed on the intangible  assets of  the Company, including, but not limited to, goodwill,  less the  total liabilities of the Company as those terms are  shown on the Financial Statement and on the Closing Balance Sheet.

          "Registration  Rights  Agreement"  shall   mean   the

Registration  Rights Agreement executed by the  Securityholder,

Smith and Parent pursuant to Section 6.10 hereof.

          "September  1998 Audit" shall mean the audit  of  the

Company  for the twelve (12) month period ending September  30,

1998, prepared in accordance with generally accepted accounting principles  consistently  applied by  the  accounting  firm  of

Bloom, Gettis, Habib, Silver & Terrone, P.A., and acceptable to the accounting firm of KPMG Peat Marwick.

          "September  1998 12 Month Adjusted Cash  Flow"  shall

mean   that  value  determined  in  accordance  with  generally

accepted accounting principles consistently applied, and  based on  the  September 1998 Audit, equal to the difference  between

(a)  that  number equal to the twelve (12) month net income  of the  Company as of September 30, 1998, adjusted by adding  back all  deductions taken in determining such number, if  any,  for interest, depreciation, amortization and income taxes  and  (b)

the  number equal to the sum of seventy per cent (70%)  of  the

Company's  depreciation for that same period.  For the  purpose of  this calculation, all interest paid by the Company on  that portion of Company's indebtedness that exceeds its Net Worth by a  multiple greater than three (3) shall not be added  back  to the Company's net income in (a).

          "Smith"  shall mean Leslie F. Smith, a  signatory  to

the Employment Agreement and the Registration Rights Agreement.

          "Stock"  shall mean all of the authorized issued  and

outstanding  capital  stock  of  the  Company,  including   all

warrants,  options, convertible securities or right (contingent or otherwise) to purchase or acquire stock of the Company.

          "Surviving Corporation" has the meaning set forth  in

Section 1.1 below.

          "White  Mountain" has the meaning set  forth  in  the

preface above.

          "Wright"  shall mean Alvin K. Wright, a  stockholder,

officer  and director of the Company, and a signatory  to  this

Agreement.



                          ARTICLE I

                          THE MERGER

          1.1  Effective Time.  On the closing Date (as defined

in  Section  3),  and  subject to and upon the  fulfillment  or waiver of the terms and conditions of this Agreement, the  DGCL and  the  FGCL,  Parent shall, as of the Closing,  acquire  the

Company  by  means of the company being merged  with  and  into

White  Mountain, where by the separate corporate  existence  of the  Company shall cease, and White Mountain shall continue  as the  surviving  corporation.  White Mountain as  the  surviving corporation after the Merger is hereinafter sometimes  referred to as the "Surviving Corporation."

          1.2   Certificate  of Merger.  On the  Closing  Date,

assuming satisfaction or waiver of the conditions set forth  in

Section  6,  the parties hereto shall cause the  Merger  to  be consummated by filing Certificates of Merger as contemplated by the  DGCL and the FGCL (the "Certificates of Merger"), together with  any required related certificates, with the Secretary  of

State  of the State of Delaware, and the Secretary of the State

of  Florida,  respectively, in such form as  required  by,  and executed  in  accordance with the relevant provisions  of,  the

DGCL  and  the  FGCL.   The date of filing  of  the  respective

Certificates of Merger shall be deemed the Filing Date.

          1.3  Effect of the Merger.  Upon the consummation  of

the  Merger,  the effect of the merger shall be as provided  in this  Agreement, the Certificates of Merger and the  applicable provisions  of  the  DGCL and the FGCL.  Without  limiting  the generality  of  the  foregoing, and subject thereto,  upon  the

consummation   of   the  Merger  all  the   property,   rights,

privileges,  powers  and franchises of the  Company  and  White

Mountain  shall  vest  in the Surviving  Corporation,  and  all debts, liabilities and duties of the Company and White Mountain shall become the debts, liabilities and duties of the Surviving

Corporation.

          1.4  Certificate of Incorporation, By-Laws.

               (i)    Certificate  of  Incorporation.    Unless

otherwise determined by Parent prior to the Closing Date,  upon the consummation of the Merger the Certificate of Incorporation of  White  Mountain,  as  in effect immediately  prior  to  the consummation  of  the  Merger,  shall  be  the  Certificate  of

Incorporation  of  the Surviving Corporation  until  thereafter amended  in  accordance with the DGCL and such  Certificate  of

Incorporation.

               (ii)  By-Laws.   Unless otherwise determined  by

Parent prior to the consummation of the Merger, the By-Laws  of

White  Mountain, as in effect immediately prior to the  closing date,  shall be the By-Laws of the Surviving Corporation  until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

          1.5   Directors and Officers.  The directors of White

Mountain  immediately prior to the consummation of the  Merger,

with  the addition of Wright shall be the initial directors  of the  Surviving  Corporation, each to hold office in  accordance with  the  Certificate  of Incorporation  and  By-Laws  of  the

Surviving  Corporation,  and  the officers  of  White  Mountain immediately  prior to the consummation of the Merger  shall  be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and  qualified.  Smith shall be invited to attend all  meetings of the Board or Directors of White Mountain.



                          ARTICLE II

                     MERGER CONSIDERATION

          2.1   Shares of Company.  As of the Filing Date, each

share  of Stock issued and outstanding as of the Closing  Date,

shall  by  virtue of the merger and without any action  on  the part  of  the  holder thereof, be converted into the  right  to receive  an  amount  per  share in Arguss  Stock  and  in  cash

("Merger  Consideration"),  without  interest,  determined   in

accordance with Section 2.2.

          2.2    Merger   Consideration.   The   total   merger

consideration  to be paid by Parent and White Mountain  to  the

Securityholder shall be an amount equal to the Agreed Value  of

the  Company, as that term is defined in this Agreement.   Each

share of Stock shall be entitled to receive a sum equal to  the

Agreed  Value  of  the Company divided by the total  number  of shares of the Stock.

          The   Merger   Consideration   shall   be   paid   to

Securityholder as follows:

               (a)    At  Closing,  the  Securityholder   shall

receive  the  sum equal to Fifty Per Cent (50%) of the  Initial

Payment  through  the  issuance of  shares  of  the  authorized capital  stock  of  Arguss ("Arguss Stock")  as  set  forth  in

Exhibit 2.2(a).  For the purposes of determining the number  of shares  of  Arguss  Stock to be issued  to  the  Securityholder pursuant  to this paragraph 2.2(a), the value of each share  of

Arguss Stock shall be Eight and 50/100 Dollars ($8.50).

               (b)    At  Closing,  the  Securityholder   shall

receive  the  sum equal to Fifty Per Cent (50%) of the  Initial

Payment in cash, wire transfer, or certified funds as set forth on Exhibit 2.2(b).

               (c)    At  Closing,  Parent  shall  deposit  the

Escrowed Purchase Price in an Escrow Account to be held  and/or released  pursuant to the terms and conditions  of  the  Escrow

Agreement attached as Exhibit 6.5.  Fifty Per Cent (50%) of the

Escrowed  Purchase Price shall be in the form of  a  promissory note  and  Fifty Per Cent (50%) of the Escrowed Purchase  Price

shall  be  in  the form of an irrevocable commitment  to  issue shares  of  Arguss Stock.  For the purpose of  determining  the number  of  shares  of  Arguss Stock to  be  placed  in  Escrow pursuant  to this paragraph 2.2(c), the value of each share  of

Arguss  Stock irrevocably committed shall be Eight  and  50/100

Dollars  ($8.50).  Such Escrow Agreement shall provide  therein for  a  release of all or part of the Escrow Purchase Price  on

December 1, 1998 in accordance with paragraph 2.2(d), below.

               (d)   On December 1, 1998, Securityholder  shall

receive  the  sum equal to the difference, if any, between  the

(a)  Agreed  Value of the Company and (b) the Initial  Payment.

Such  payment shall be made in equal parts of cash  and  Arguss

Stock.  For the purposes of determining the number of shares of

Arguss  Stock  to  be  issued  to Securityholders  pursuant  to paragraph 2.2(d), the value of each share of Arguss Stock shall be  Eight and 50/100 Dollars ($8.50).  To enable all parties to determine  the  Agreed Value of the Company, the Securityholder

shall  cause  the  September 1998 Audit  to  be  completed  and

delivered   to  Parent,  at  Parent's  expense  on  or   before

December 1, 1998.

               (e)  In addition to the consideration to be paid

to  Securityholder pursuant to Sections 2.2  (a)  and  (b),  at

Closing the Parent shall pay to the Securityholder, in cash  or certified  funds,  the  sum of Three Hundred  Thousand  Dollars

($300,000.00) in exchange for all of the NOL of the Company.

               (f)  The Net Worth of the Company on the Closing

Date shall be  the Net Worth of the Company as set forth on the

Closing  Balance  Sheet.  In the event the  Net  Worth  exceeds

$750,000  on  the Closing Date, such excess shall  be  paid  to

Securityholder  in cash on or before 30 days from  the  Closing

Date.  In the event the Net Worth is less than $750,000 on  the

Closing  Date, such deficiency shall be paid to Parent in  cash on  or  before 30 days from the Closing Date by deducting  such deficiency  from  any  monies owed  to  Securityholder  by  the

Company  for any stockholder loans.  To enable all  parties  to determine the Net Worth of the Company on the Closing Date, the

Securityholder  shall cause the Closing  Balance  Sheet  to  be delivered to the Parent within 12 days of Closing.

               (g)   All  consideration required to be paid  to

Securityholder  pursuant to this Section 2  shall  be  paid  by

Parent  on  behalf of Securityholder to those parties,  and  in those amounts, designated on Exhibit 2.2(g).

                         ARTICLE III

                           CLOSING

          The  Closing of the Merger shall occur at the offices

of  Arguss  Holdings,  Inc.,  One  Church  Street,  Suite  302,

Rockville,  Maryland 20850, at 2:00 p.m.  on  the  1st  day  of

October, 1997, or at such other time, date and place as  Parent

and  Securityholder  may agree (the "Closing  Date").   At  the

Closing:

          3.1  Cancellation.

               (a)   Upon filing of the Certificate of  Merger,

each  such  share  of  the Stock shall be  canceled  and  shall thereafter evidence only the right to receive a pro rata  share of the Merger Consideration.

               (b)   Upon filing of the Certificate of  Merger,

each share of the Stock held in the treasury of the Company and each  share of Stock owned directly or indirectly by any wholly owned  Subsidiary  of  the  Company immediately  prior  to  the consummation of the Merger shall, by virtue of the  Merger  and without any action on the part of the holder thereof, cease  to be  outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          3.2  Delivery of Cash and Exchange of Certificates.

               (a)   Exchange  Procedures.  As  of  the  Filing

Date, upon surrender of the certificates representing shares of the  Stock  (the  "Certificates") for  cancellation  to  Parent together with such other customary documents as may be required to  transfer the Stock, subject to the provisions of the Escrow

Agreement, the holder of such Certificates shall be entitled to receive  in  exchange therefore their pro  rata  share  of  the

Merger  Consideration as provided in Section 2.2(a), (b),  (d),

(e)  and  (f) above, and the Certificates so surrendered  shall

forthwith  be  canceled.   Each outstanding  Certificate  that,

prior to the Closing Date, represented shares of the Stock will be  deemed  from and after the Closing Date, for all  corporate purposes, to evidence the right to receive a pro rata share  of the  Merger Consideration into which such shares of  the  Stock shall have been so converted.

               (b)    No  Liability.   Neither  Parent,   White

Mountain, nor the Company shall be liable to any holder of  the

Stock  for  any  Merger  Consideration delivered  to  a  public official pursuant to any applicable abandoned property, escheat or similar law.

               (c)    Withholding  Rights.   Parent  shall   be

entitled  to  deduct and withhold from the Merger Consideration otherwise  payable pursuant to this Agreement to any holder  of the Stock such amounts, if any, as Parent is required to deduct and  withhold with respect to the making of such payment  under the  Code, or any provision of state, local or foreign tax law.

To  the  extent  that amounts are so withheld by  Parent,  such withheld  amount  shall be treated for  all  purposes  of  this

Agreement  as having been paid to the holder of the  shares  in respect  of  which such deduction and withholding was  made  by

Parent, and Parent shall pay all such withheld amounts  to  the proper authorities within the ordinary course of business.



                          ARTICLE IV

           REPRESENTATIONS, WARRANTIES AND CERTAIN

         COVENANTS OF SECURITYHOLDER AND THE COMPANY

          As  a  material inducement to induce Parent and White

Mountain   to  consummate  the  Merger  under  this  Agreement,

Securityholder and Company represent and warrant that  each  of the  matters set forth in this Article IV are true and  correct as  of  the date hereof, and acknowledge that Parent and  White

Mountain's  entry  into this Agreement and the  performance  of their  obligations  hereunder are made  in  reliance  upon  the completeness  and  accuracy of each of the  matters  set  forth herein.  The representations and warranties being made  by  the

Company  shall  survive  up and until the  Closing  Date.   The

representations and warranties being made by the Securityholder shall survive as set forth in Section 12.12, herein.

          4.1    Organization,  Qualifications  and   Corporate

Power.

                     (a)   The  Company  is a corporation  duly

incorporated, validly existing and in good standing  under  the laws of the State of Florida.  Attached as Exhibit 4.1(a)  is a

list  of  all  states in which the company is qualified  to  do

business.    The  Company  is  duly  qualified  as  a   foreign

corporation in each other jurisdiction in which the failure  to be  qualified  would have a material adverse  effect  upon  the

Company.  The Company has the corporate power and authority  to own  and  hold  its properties and to conduct its  business  as currently  conducted  and  as  proposed  to  be  conducted,  to execute, deliver and perform this Agreement to which  it  is  a signatory.

               (b)   Except  as listed on Exhibit  4.1(b),  the

Company  does  not own of record or beneficially,  directly  or indirectly,  (i)  any shares of outstanding  capital  stock  or

securities  convertible  into  capital  stock  of   any   other

corporation   or  (ii)  any  participating  interest   in   any

partnership,  joint  venture  or other  non-corporate  business enterprise.

          4.2  Authorization of Agreement.

               (a)  The execution, delivery and performance  by

the  Company  of  this Agreement to which  it  is  a  signatory hereunder  have been duly authorized by all requisite corporate action  and  will not (i) violate any applicable  provision  of law, any order of any court or other agency of government,  the

Articles  or  Certificate of Incorporation  or  Bylaws  of  the

Company, or any provision of any indenture, agreement or  other instrument  by  which the Company, or any of its properties  or assets is bound or affected, or (ii) conflict with, result in a material  breach of or constitute (with due notice or lapse  of time or both) a default under any such indenture, agreement  or other  instrument, or results in being declared void,  voidable or  without  further  binding effect any license,  governmental permit  or  certification, employee plan, note, bond, mortgage,

indenture,   deed   of  trust,  franchise,   lease,   contract,

agreement,  or other instrument or commitment or obligation  to which  Company is a party, or by which Company, or any  of  its assets,  may  be bound, subject or affected, (iii) violate  any order,  writ,  injunction, decree, judgment, or ruling  of  any court or governmental authority applicable to Company or any of its  assets,  or  (iv)  except as otherwise  provided  in  this

Agreement,  result in the creation or imposition of  any  lien,

charge  or encumbrance of any nature whatsoever not arising  in the  ordinary course of business upon any of the properties  or assets of the Company.

          4.3  Capital Stock.  The authorized capital stock  of

the  Company  and  the  holders of the issued  and  outstanding shares  of  such  capital stock are set forth  in  Exhibit  4.3

hereto.   Except as disclosed in Exhibit 4.3, there is  no  (i)

subscription,  warrant, option, convertible security  or  other right  (contingent  or otherwise) to purchase  or  acquire  any shares  of any class of capital stock of the Company  which  is authorized  or outstanding, (ii) the Company has no commitments to  issue any shares, warrants, options or other such rights or to  distribute to holders of any class of its capital stock any evidence  of indebtedness or assets, (iii) the Company  has  no obligation  (contingent or otherwise) to  purchase,  redeem  or otherwise  acquire  any  shares of its  capital  stock  or  any interest  therein  or to pay any dividend  or  make  any  other distribution  in respect thereof, and (iv) the Company  has  no

obligation  or  commitment  to  register  under  the  Act   any

securities issued or to be issued by it.  All of the issued and outstanding  shares of the capital stock of  the  Company  have been  validly issued in compliance with all federal  and  state securities laws and are fully paid and non-assessable.

          4.4  Financial Statements.  The Company has delivered

to  Parent the Financial Statements, exclusive of the September

1998  Audit  which  will  be  delivered  to  Parent  prior   to

December  1,  1998.  Such preliminary Financial Statements  are complete  and  correct, have been prepared in  accordance  with

GAAP  and fairly present the financial position of the  Company as  of  such  respective  dates after  making  all  appropriate adjustments,  if  applicable, required to present  them  on  an accrual  basis for a Subchapter C corporation, and the  results of  its  operations  for  the respective  periods  then  ended.

Except  as set forth in such Financial Statements, the  Company has  no material obligation or liability, absolute, accrued  or contingent.

          4.5   Absence  of  Changes.   Except  as  listed   in

Exhibit  4.5 and since the time period covered by the Financial

Statements, the Company has not:

               (a)    Transferred,   assigned,   conveyed    or

liquidated any of its assets or entered into any transaction or incurred  any liability or obligation which affects the  assets or  the  conduct  of its business, other than in  the  ordinary course of the Company's business;

               (b)   Incurred  any  change  in  its   business,

operations,  or financial condition which may have  a  material adverse  effect on its assets or its business, or become  aware of any event which may result in any such adverse change;

               (c)   Suffered any material destruction,  damage

or  loss  relating to its assets or the conduct of its business whether or not covered by insurance;

               (d)   Suffered, permitted or incurred other than

in  the ordinary course of business the imposition of any lien,

charge,  encumbrance  (which as used herein  includes,  without limitation, any mortgage, deed of trust, conveyance  to  secure debt or security interest) whether or not contingent in nature,

or  claim  upon any of its assets, except for any current  year lien  with respect to personal or real property taxes  not  yet due and payable;

               (e)   Committed, suffered, permitted or incurred

any  default  in  any  liability or obligation  which,  in  the aggregate, have had or will have a material adverse effect upon its assets or the conduct of its business;

               (f)   Made or agreed to any change in the  terms

of  any contract or instrument to which it is a party which has a  material adverse effect on its assets or the conduct of  its business;

               (g)   Knowingly   waived,  canceled,   sold   or

otherwise  disposed  of other than in the  ordinary  course  of business, for less than the face amount thereof, any  claim  or right  relating to its assets or the conduct of  its  business,

which it has against others;

               (h)  Declared, promised or made any distribution

from  its  assets  or  other payment from  the  assets  to  its shareholders  (other than reasonable compensation for  services actually  rendered) or issued any additional shares or  rights,

options  or calls with respect to its shares of capital  stock,

or redeemed, purchased or otherwise acquired any of its shares,

or made any change whatsoever in its capital structure;

               (i)    Paid,  agreed  to  pay  or  incurred  any

obligation  for  any  payment for, any  contribution  or  other amount  to, or with respect to, any employee benefit  plan,  or paid  or  agreed  to pay any bonus or salary  increase  to  its executive  officers or directors, or made any increase  in  the pension,  retirement  or other benefits  of  its  directors  or executive  officers  other  than  in  the  ordinary  course  of business;

               (j)  Committed, suffered, permitted, incurred or

entered into any transaction or event other than in the  normal course  of business which would increase its liability for  any prior taxable year;

               (k)   Incurred any other liability or obligation

or  entered  into  any transaction other than in  the  ordinary course  of business which would have a material adverse  effect on its condition (financial or otherwise); or

               (l)   Received any notices of, or has reason  to

believe,  that  any of its customers or clients have  taken  or

contemplate   any  steps  which  could  disrupt  its   business

relationship  with said customer or client or could  result  in the diminution in the value of the business of the Company as a going concern.

          4.6   Actions Pending.  Except as listed  on  Exhibit

4.6,  there  is  no action, suit, investigation, or  proceeding pending  or,  to the knowledge of the Company or Securityholder threatened against or affecting the Securityholder, the Company or  any of its properties or rights, before any court or by  or before  any governmental body or arbitration board or  tribunal and no basis exists for any such action, suit, investigation or proceeding  which  will  result in any  material  liability  or affirmative or negative injunction being imposed on the Company or  Securityholder.  The foregoing includes,  without  limiting its  generality, actions pending or threatened  (or  any  basis therefor known to the Company or Securityholder) involving  the prior  employment of any employees or prospective employees  of the Company or its use, in connection with its business, of any

information  or  techniques  which  might  be  alleged  to   be

proprietary to its former employer(s).

          4.7   Business Property Rights. To the  best  of  the

Company's  or  each Securityholders' knowledge,  no  person  or entity  has made or threatened to make (or has any valid reason to  threaten) any claims that the operation of the business  of the  Company is or will be in violation of or infringe  on  any

technology,  patents,  copyrights,  trademarks,  trade   names,

service  marks  (and any application for any of the  foregoing)

licenses,  proprietary information, know-how, or trade  secrets

(the "Business Property Rights").  To the best of the Company's or each Securityholders' knowledge no third party is infringing upon or violating any of the Company's Business Property Rights and  the Company has the exclusive right to use the same.  None of  the Company's employees, directors, or stockholders has any valid claim whatsoever (whether direct, indirect or contingent)

of  right,  title  or interest in or to any  of  the  Company's

Business Property Rights.

          4.8   Liabilities.  Except as listed in Exhibit  4.8,

the Company has no liabilities or obligations, whether accrued,

absolute,  contingent  or  otherwise (individually  or  in  the aggregate),  which are of a nature required to be reflected  in

financial   statements  prepared  in  accordance   with   GAAP,

including without limitation, any liability which might  result from  an  audit of its tax returns by any appropriate authority except  (i)  the liabilities and obligations set forth  in  the

"Financial  Statements") delivered in accordance  with  Section

4.4  and  (ii)  liabilities and obligations  incurred  for  the purpose  of enabling the Company to conduct its normal business

(in  each  case  in  normal amounts and incurred  only  in  the ordinary  course  of  business).  Except as  disclosed  in  the

Financial  Statements,  the Company  is  not  in  default  with

respect  to  any  liabilities  or  obligations  and  all   such

liabilities or obligations shown and reflected in the Financial

Statements, and such liabilities incurred or accrued subsequent to  the Companies incorporation, have been, or are being,  paid or  discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business.

          4.9  Ownership of Assets and Leases.  Attached hereto

as  Exhibit  4.9(a) is a complete and correct  list  and  brief description,  as  of the date of this Agreement,  of  all  real property and material items of personal property owned  by  the

Company and all of the leases and other agreements relating  to any real, personal or intangible property owned, used, licensed or  leased by the Company.  The Company has good and marketable title  to all of its assets, including those listed on  Exhibit

4.9(a), and any income or revenue generated therefrom, in  each case  free  and  clear of any liens, claims, charges,  options,

rights of tenants or other encumbrances except (i) as disclosed and reserved against in the Financial Statements (to the extent and in the amounts so disclosed and reserved against), (ii) for liens  arising from current taxes not yet due and  payable  and

(iii)  as  set forth on Exhibit 4.9(b).  Each of the  Company's

leases  and  agreements  is  in  full  force  and  effect   and

constitutes  a  legal,  valid and  binding  obligation  of  the

Company  and  the other respective parties thereto, enforceable in  accordance with its terms, except as enforceability may  be limited  by  applicable equitable principles or by  bankruptcy,

insolvency,  reorganization, moratorium, or similar  laws  from time  to time in effect affecting the enforcement of creditors'

rights generally, and, there is not under any of such leases or agreements existing any default of the Company, or to the  best of  the  Company's  or each Securityholders' knowledge  of  any

other  parties  thereto   (or event or  condition  which,  with

notice  or lapse of time, or both, would constitute a default).

The  Company  has not received any notice of violation  of  any applicable  regulation, ordinance or other law with respect  to its  operations  or assets, and, to the best of  the  Company's knowledge  there is not any such violation or grounds  therefor which could adversely affect their assets or the conduct of its

business.   The  Company  is not a party  to  any  contract  or

obligation whereby an absolute or contingent right to purchase,

obtain  or  acquire any rights in any of the  assets  has  been granted to anyone.  There does not exist and will not exist  by virtue  of the transactions contemplated by this Agreement  any claim  or  right of third persons which may be legally asserted against any of the Company's assets.

          4.10  Taxes.    The Company has paid all  taxes  due,

assessed and owed by it as reflected on its tax returns and has timely  filed all federal, state, local and other  tax  returns which were required to be filed and which were due prior to the

Closing   Date,   except  for  those   taxes   set   forth   on

Exhibit 4.10(a).  All federal, state, local, and other taxes of the  Company  accruable since the filing of such  returns  have been  properly accrued.  No federal income tax returns for  the

Company  have ever been audited by the Internal Revenue Service or  any state or local taxing authority, except as described in

Exhibit  4.10(b).  No other proceedings or other actions  which are still pending or open have been taken for the assessment or collection of additional taxes of any kind from the Company for any  period  for  which returns have been  filed,  and  to  the

Company's  knowledge,  no  other examination  by  the  Internal

Revenue  Service  or any other taxing authority  affecting  the

Company  is now pending.  Except for those taxes set  forth  on

Exhibit 4.10(a), taxes which the Company were required  by  law

to   withhold   or   collect  subsequent   to   the   Company's

incorporation, have been withheld or collected  and  have  been paid  over  to  the  proper  governmental  authorities  or  are properly  held  by  the Company for such  payment  and  are  so

withheld,  collected and paid over as of the date  hereof.   No

waivers  of  statutes of limitations with respect  to  any  tax

returns  of  the  Company  nor  extensions  of  time  for   the

assessment of any tax have been given by any current  employees

of  the  Company.   There  is not and there  will  not  be  any

liabilities  for federal, state and local income,  sales,  use,

excise  or other taxes arising out of, or attributable  to,  or affecting  the assets or the conduct of the Company's  business

through  the  close  of  business  on  the  Closing  Date,   or

attributable to the conduct of the operations of the Company at any  time  for  which Parent or the Surviving Corporation  will

have  any  liability  for  payment  or  otherwise.   After  the

Closing,  there does not and will not exist by  virtue  of  the transactions  contemplated by this Agreement any liability  for taxes which may be asserted by any taxing authority against the

Company's assets or the operation of the business, and no  lien or  other  encumbrance for taxes will attach to such assets  or the operation of the business.

          4.11   Contracts, Other Agreements.  Attached  hereto

as  Exhibit  4.11 is a true and complete list of each  material contract,  agreement and other instrument to which the  Company is  a  party,  including,  but not limited  to,  all  bank  and financing  documents.  At Parent's request, the  Company  shall deliver  to  Parent  a  true  and complete  copy  of  any  such

contract,  agreement  or instrument.   All  of  the  contracts,

agreements,  and instruments described in Exhibit  4.11  hereto are  valid  and binding upon the Company and the other  parties thereto  and  are  in full force and effect, and,  neither  the

Company,   nor   to   the  best  of  the  Company's   or   each

Securityholders'  knowledge  any  other  party  to   any   such

contract,  commitment or arrangement has breached any provision of,  or is in default in any respect under, the material  terms

thereof.   No contract, agreement or other instrument to  which

the Company is a party will be materially breached, violated or result in a default as a result of the transaction contemplated hereunder.

          4.12   Governmental  Approvals.  No  registration  or

filing with, or consent or approval of, or other action by, any federal,  state or other governmental agency or instrumentality is  or will be necessary for the valid execution, delivery  and performance  of  this Agreement by the Company, including,  but not  limited  to,  any  approval of  the  United  States  Small

Business  Administration required to assign any  obligation  of the Company to the Surviving Corporation.

          4.13    Lack   of   Defaults.    The   Company    and

Securityholder  know  of  no  default  in  performance  of  any obligation,  covenant  or  condition  contained  in  any  note,

debenture,  mortgage  or other contract  or  agreement  of  any nature  or kind to which either is a party, nor of any  default with  respect to any order, writ, injunction or decree  of  any court,  governmental authority or arbitration board or tribunal to which either is a party, which would have a material adverse effect  on the assets or business of the Company.  The  Company and  Securityholder know of no violation of any law, ordinance,

governmental rule or regulation to which either is subject, nor has  either  failed to obtain any licenses, permits, franchises

or   other  governmental  authorizations  necessary   for   the

ownership  of  their  properties or to  the  conduct  of  their business  where  any  such violation or  failure  would  likely result  in a material adverse effect upon the business  of  the

Company.   The  Company  has conducted  and  will  conduct  its

businesses  and operations in substantial compliance  with  all federal, state, county and municipal laws, statutes, ordinances and  regulations  and  are in substantial compliance  with  all applicable  requirements  of  all federal,  state,  county  and municipal regulatory authorities.

          4.14  Employees and Employee Benefit Plans.

               (a)   Attached  hereto as Exhibit 4.14(a)  is  a

list  of  each  pension  retirement,  profit-sharing,  deferred

compensation,  bonus  or  other  incentive  plan,  or   program

arrangement,  agreement  or  other understanding,  or  medical,

vision,  dental  or  other health plan, or  life  insurance  or disability plan, or any other employee benefit plan, including,

without  limitation, any "employee benefit plan" as defined  in

Section 3(3) of the Employee Retirement Income Security Act  of

1974, as amended ("ERISA"), to which the Company contributes or is a party or is bound or under which it may have liability and under  which  employees or former employees of the Company  (or their  beneficiaries) are eligible to participate or  derive  a benefit  (the  foregoing herein referred to  as  the  "Employee

Benefit  Plans).   The Company has delivered  to  Parent  true,

correct and complete copies of all Employee Benefit Plans,  and the  company has complied in all material aspects with any  and all  obligations  required of it under the terms  of  any  plan listed on Exhibit 4.14(a).

               (b)   Attached hereto as Exhibit 4.14(b) are the

names, social security numbers and current rate of compensation of  all  salaried  and hourly paid employees  employed  by  the

Company as of the date hereof, with all key employees being  so designated, and at Closing the Company will provide an  updated list  of  all  such employees as of the date of  closing,  such updated list to be initialed by both parties at Closing.

          4.15 Insurance.  Attached hereto as Exhibit 4.15 is a

complete  and  correct  list  and description  of  all  of  the policies  of  liability,  property, workers'  compensation  and other  forms  of insurance or bonds carried by the Company  for the benefit of or in connection with its assets and businesses.

All of such policies are in full force and effect and there are no  overdue premiums or other payments on such policies and the

Company  has  not  received  any  notice  of  cancellation   or

termination   of   any   of   these  policies.    Neither   the

Securityholders nor the Company have knowledge of any change or proposed  change to any of the rates set forth in the  policies listed on Exhibit 4.15 other than as set out in the Policies.

          4.16  Labor Matters.  None of the Company's employees

are  covered  by  a  collective bargaining  agreement,  and  no collective  bargaining  efforts with  respect  to  any  of  the

Company's  employees are pending or, to the  knowledge  of  the

Company  threatened.  No labor dispute, strike, work  stoppage,

employee  collective action or labor relations problem  of  any kind  which has materially adversely affected or may so  affect the  Company or any of its businesses or operations, is pending or, to the knowledge of the Company is threatened.  The Company has  complied  in all material respects with the reporting  and withholding  provisions of the Code and the  Federal  Insurance

Contribution Act and all similar state and local laws, and with the  federal,  state,  and local laws,  ordinances,  rules  and

regulations   with   respect  to  employment   and   employment

practices,  terms  and  conditions of  employment  and  of  the workplace, wages and hours and equal employment opportunity.

          4.17   Brokers  and  Finders.  Except  for  the  fees

listed  on  Exhibit  4.17, neither the Securityholder  nor  the

Company  has incurred or become liable for any commission,  fee or  other similar payment to any broker, finder, agent or other intermediary in connection with the negotiation or execution of

this   Agreement  or  the  consummation  of  the   transactions

contemplated  hereby.  Securityholder agrees to be  responsible for  paying all Broker fees incurred by the Company as a result of this transaction.

          4.18  Accounts Receivable.

               (a)   All  accounts receivable  of  the  Company

shown on the balance sheets of the Company as of September  30,

1997,  and  all notes and accounts receivable acquired  by  the

Company  subsequent  to  September  30,  1997,  reflect  actual transactions,  have arisen in the ordinary course  of  business and have been collected or are now in the process of collection without  recourse to any judicial proceedings in  the  ordinary course  of business in the aggregate recorded amounts  thereof,

less the applicable allowances reflected on such balance sheets with respect to the accounts receivable shown thereon or set up on  the  respective books of the Company with  respect  to  the

notes   and   accounts   receivable  acquired   subsequent   to

September 30, 1997.

               (b)  Except as set forth on Exhibit 4.18(b), the

Company  has  no knowledge as to any of the Company's  accounts receivable  being subject to any lien or claim of  offset,  set off or counterclaim not provided for by the Company's allowance for doubtful accounts as of the date of execution hereof.

          4.19  Conflicts of Interests.  Except as described in

Exhibit  4.19 (a), no officer, director or stockholder  of  the

Company was or is, directly or indirectly, a joint investor  or co-venturer with, or owner, lessor, lessee, licensor or license of any real or personal property, tangible or intangible, owned or  used  by, or a lender to or debtor of, the Company and  the

Company  has no commitments or obligations as a result  of  any

such  transactions  prior  to  the  date  hereof.   Except   as

described  in  Exhibit  4.19 (b), and except  for  directly  or

indirectly  holding  less  than  five  percent  (5%)   of   the

outstanding  shares  of stock in a company  which  is  publicly traded,  none of such officers, stockholders, or directors  own

or   have  owned,  directly  or  indirectly,  individually   or

collectively, an interest in any entity which is a  competitor,

customer  or  supplier  of  (or has  any  existing  contractual relationship with) the Company.

          4.20  Environmental Compliance.  Exhibit 4.20(a) sets

forth all government agencies which substantially regulate  the

Company's  business.  Except as listed on Exhibit 4.20(b),  the

Company  has  complied  in  all  material  respects  with   all

applicable federal, state and local laws, ordinances, rules and regulations with respect to its premises and its operations and hazardous  materials, including, but not limited to, all  rules and  regulations  promulgated by the  Occupational  Safety  and

Health Administration and the Federal Communications Commission

and  have  kept  its premises free and clear of any  liens  and charges  imposed pursuant to such laws, ordinances,  rules  and regulations.  The Company has not received any notice that  any facts  or  conditions  exist  which  would  give  rise  to  any violation, claim, charge, penalty or liability relating to  any applicable  environmental laws, rules  or  regulations  of  any governmental  body  or  agency  having  jurisdiction  over  the

premises.   For purposes of this section, "Hazardous Materials"

shall  include,  without limitation, any  pollutants  or  other toxic or hazardous substances or any solid, liquid, gaseous  or thermal irritant or contaminant, including smoke, vapor,  soot,

fumes, acids, alkalis, chemicals and waste (including materials

to   be   recycled,  reconditioned  or  reclaimed),   flammable

materials , explosives, radioactive materials, hazardous waste,

hazardous  or toxic substances, or related materials,  asbestos requiring  treatment as a matter of law, or any other substance or  materials  defined  as hazardous or harmful,  or  requiring special treatment or special handling by any federal, state  or

local   environmental  law,  ordinance,  rule   or   regulation

including,  without limitation, the Comprehensive Environmental

Response,  Compensation and Liability Act of 1980,  as  amended

(33  U.S.C.  Sections  1251, et seq.), the Hazardous  Materials

Transportation  Act,  as amended (49 U.S.C.  Section  1801,  et seq.),  the Resource Conservation and Recovery Act, as  amended

(42  U.S.C. Sections 6901 et seq.), the Occupational Safety and

Health Act of 1970 and the regulations adopted and publications promulgated pursuant thereto.

          4.21   Ownership  of  the Stock.  The  Securityholder

owns  all  of  the Stock beneficially and of record,  free  and clear  of  all liens, restrictions, encumbrances, charges,  and

adverse   claims  and  the  Stock  to  be  purchased  hereunder

constitutes  One  Hundred  Per  Cent  (100%)  of   issued   and

outstanding stock of the Company.

          4.22  Absence  of  Sensitive Payments.   Neither  the

Securityholder nor, to the knowledge of the Securityholder  and

Company,   any   of  the  Company's  directors,  officers,   or

stockholders:

               (a)    has  made  or  has  agreed  to  make  any

contributions,  payments or gifts of funds or property  to  any governmental  official,  employee or  agent  where  either  the payment  or the purpose of such contribution, payment  or  gift was  or  is  illegal under the laws of the United  States,  any state thereof, or any other jurisdiction (foreign or domestic);

               (b)    has   established   or   maintained   any

unrecorded fund or asset for any purpose, or has made any false or  artificial entries on any of its books or records  for  any reason; or

               (c)    has  made  or  has  agreed  to  make  any

contribution  or expenditure, or has reimbursed  any  political gift or contribution or expenditure made by any other person to

candidates  for  public  office,  whether  federal,  state   or

local(foreign  or  domestic) where such contributions  were  or would be a violation of applicable law.

          4.23  Approval of Merger; Related Matters.   Each  of

the   Securityholders  represents  and   warrants   that   such

Securityholder, in his or her capacity as a shareholder of  the

Company (i) approves of and consents to the Merger as set forth in  this  Agreement, (ii) waives any notice of a  shareholder's meeting  or similar corporate formality in connection with  the approval  of  the  transactions  described  herein,  including,

without  limitation,  the Merger, (iii) waives  any  rights  to protest  or  object  to the Merger or to the  exercise  of  any statutory  remedy of appraisal as to the Stock  owned  by  such

Security  holder as provided in the FGCL, (iv) has  received  a copy of resolutions approving the Merger in accordance with the

FGCL,  and  (v),  to  the extent such Securityholder  owes  any amounts  to the Company pursuant to any Promissory Note  issued by such Securityholder to the Company, consents to the use of a

portion   of   the   Merger  Consideration  payable   to   such

Securityholder to pay off each such Promissory Note.



                          ARTICLE V

           REPRESENTATIONS, WARRANTIES AND CERTAIN

            COVENANTS OF PARENT AND White Mountain

          As  a material inducement to induce Securityholder to

consummate  the Merger under this Agreement, Parent  and  White

Mountain  represent and warrant that each of  the  matters  set forth  in  this Article V are true and correct as of  the  date hereof,  and acknowledge that Securityholder's entry into  this

Agreement  and  the performance of their obligations  hereunder are made in reliance upon the completeness and accuracy of each of  the  matters  set  forth herein.  The  representations  and warranties  being made by the Parent and White  Mountain  shall survive as set forth in Section 12.12 herein.

          5.1   Organization, Standing, etc.  Parent and  White

Mountain  are  duly  organized, validly existing  and  in  good

standing   under  the  laws  of  its  jurisdiction   of   their

organization.

          5.2   Authorization, etc.  The execution and delivery

of  this  Agreement  and  any other  instruments  or  documents required  to be executed and delivered hereby, and the purchase of  the Stock contemplated hereby, have been authorized by such authorities or by such court of competent jurisdiction, if any,

as may be required by applicable law and constitute a valid and

binding   obligations  of  Parent  and   of   White   Mountain,

enforceable against them in accordance with the terms  of  this

Agreement.

          5.3  No Breach or Defaults Caused by Agreement.   The

making  and execution, delivery, and performance by Parent  and

White  Mountain of this Agreement does and will not  breach  or constitute  (with  due notice or lapse of  time  or  both)  any default in any articles, by-laws, agreements, or instruments of any  kind or character to which Parent or White Mountain are  a signatory  or  a party, or by which they may be bound,  subject to, or affected, now or in the future.

          5.4  Governmental  Approvals.   No  registration   or

filing with, or consent or approval of, or other action by, any

federal,    state,    or   other   governmental    agency    or

instrumentality, which has not been made or obtained  prior  to the execution of this Agreement by Parent or White Mountain, is or  will  be  necessary for the valid execution, delivery,  and performance of this Agreement by Parent and White Mountain.

          5.5   Brokers   Fees.   Parent  and  White   Mountain

represent there are no brokers, other than those set  forth  on

Exhibit  5.5,   involved in this transaction on  their  behalf.

Parent   and   White  Mountain  shall  pay  all   broker   fees

contractually obligated to be paid to those brokers  set  forth on said Exhibit.

          5.6   Authorized  Shares  of  Stock.   There   exists

sufficient  authorized, but unissued, shares  of  Arguss  Stock necessary to enable Parent to satisfy any obligation of  it  to issue shares of Arguss Stock pursuant to this Merger Agreement.

          5.7  Survival of Rite Cable Division.  The operations

of  the  Company on the Closing Date shall remain separate  and apart  from the other assets, operations and business of Parent or White Mountain after the Closing, as a separate and distinct division of Parent and White Mountain until the September  1998

Audit  has  been  completed.  No expenses of  Parent  or  White

Mountain  unrelated to the Rite Cable Division may  be  charged against the Company during such Audit.

          5.8 Support of Rite Cable Division.  Parent and White

Mountain  shall, after the Closing, use their best  efforts  to accommodate the Rite Cable Division in the ordinary  course  of business,  including,  but not limited  to,  the  provision  of marketing,  financial (including lines of  credit),  and  other support as may be reasonably required to enable the Rite  Cable

Division  to  acquire and complete all contracts  and  business transactions necessary for that division of Parent to gross  at least $14.5 million in revenues each year.



                          ARTICLE VI

                    CONDITIONS TO CLOSING

          Parent's  obligation to consummate the  Merger  under

this  Agreement shall be subject to fulfillment of all  of  the following conditions on or prior to the Closing, any  of  which may be waived in writing by Parent.

          6.1   Performance of Agreements.  The  Company  shall

have performed all agreements contained herein and required  to be  performed by it prior to or at the Closing and all  of  the representations  and warranties made by it and  Securityholders in  this  Agreement shall be true and correct as of the Closing

Date.

          6.2  Lack of Material Liabilities.  The Company shall

have  not incurred any material liability, direct or contingent

(as  that  term is ordinarily used), other than in the ordinary course of its business, since December 31, 1996; including, but

not   limited  to,  any  tax  liability  resulting   from   the

transaction contemplated hereby, or by the Company's compliance with any of the terms and conditions hereof.

          6.3    Financial  Statements.   Parent   shall   have

received a  balance sheet and profit and loss statement for the

Company as of September 30, 1997.

          6.4   Lack  of  Defaults.  No Event  of  Default  (as

defined  in Article X hereof) and no event or condition  which,

with notice or the lapse of time, or both, would constitute  an

Event of Default, shall exist.

          6.5    Escrow  Agreement.   Securityholder,  Company,

Parent,  White  Mountain, and all other parties  thereto  shall have executed the Escrow Agreement, a copy of which is attached hereto as Exhibit 6.5.

          6.6  Employment Agreements.  Wright , Smith and those

employees  designated as key employees on Exhibit  4.14(b)  and the  Company  shall  have  executed the Employment  Agreements,

copies  of  which  are  attached hereto as  Exhibits  6.6(a)  -

 6.6(__).

          6.7   Opinion of Counsel. Parent shall have  received

an opinion of counsel from the attorneys for the Company, dated as  of  the  Closing Date, in form and substance  substantially similar to that attached hereto as Exhibit 6.7.

          6.8   Compliance Certificate.  The Company shall have

delivered  to  Parent  the  certificate,  attached  hereto   as

Exhibit 6.8, executed by its Chairman, dated the Closing  Date,

certifying the fulfillment of the conditions specified in  this

Article   6  and  the  accuracy  of  the  representations   and

warranties contained in Article 4 hereof.

          6.9   Key-Person  Term Life Insurance.   The  Company

shall  have applied for an insurance policy on the life of  Les

Smith  such  policy (a) to name the Parent as sole beneficiary,

(b) to be in form and substance satisfactory to the Parent, and

(c) to be in the amount of Two Million Dollars ($2,000,000).

          6.10    Registration    Rights    Agreement.      The

Securityholder and Minority Stockholders and Parent shall  have executed the Registration Rights Agreement, a copy of which  is attached hereto as Exhibit 6.10.

          6.11 Employee Stock Options.  Parent resolves to take

any   and  all  actions  necessary,  including  soliciting  the

approval  of  its  shareholders,  to  grant  unqualified  stock options  to  the  employees and in the  amounts  designated  in

Exhibit 6.11.

          6.12  Release from Wright.  Wright shall execute  and

deliver  to  the  Parent,  in a form satisfactory  to  Parent's counsel,  a  release of any claim that he may have against  the

Company  for  the  repayment  of any  loan,  claim  for  unpaid compensation, claim for indemnification or otherwise except for the  notes set forth in Exhibit 6.12 which, subject to the set-

off  right of Parent pursuant to Section 2.2 (f), hereof,  will be paid according to their terms.

          6.13 Corporate Documents.  Parent shall have received

copies of the following documents:

               (a)   a  certificate  of  the  Chairman  of  the

Company dated the Closing Date and certifying (i) that attached thereto  is  a  true  and  complete copy  of  the  Articles  or

Certificate  of Incorporation and Bylaws of the Company  as  in

effect  on  the  date  of  such certification;  and  (ii)  that attached  thereto are true and complete copies  of  resolutions adopted  by  the Board of Directors of the Company  authorizing the  execution, delivery and performance of this Agreement, and that  all  such resolutions are still in full force and  effect and  are  all  the resolutions adopted in connection  with  the transactions contemplated by this Agreement; and

                     (b)   such additional supporting documents

and  other  information  with respect  to  the  operations  and affairs of the Company as Parent may reasonably request.

          All such documents described in (a) and (b) shall  be

satisfactory in form and substance to Parent and its counsel.

          6.14  Corporate Filings.  All relevant  incorporation

and  merger  documents  shall  be filed  with  the  appropriate

governmental   agencies  and  shall  be  attached   hereto   as

Exhibit 6.14.

          6.15  Trustee of Profit Sharing Plan.  The  Surviving

Corporation  shall  at  Closing cause a successor  trustee,  if necessary,  for  the  Company's  profit  sharing  plans  to  be appointed.

          6.16  Net Worth.  The Company shall have, as  of  the

Closing  Date,  a  Net Worth greater than  or  equal  to  Seven

Hundred Fifty Thousand Dollars ($750,000).

          6.17   Securityholder's  Guaranty  of  Company  Debt.

Parent  and White Mountain shall obtain the release of  all  of

Securityholder's  personal guaranties  of  the  Company's  debt before  the  Closing Date listed on Exhibit 6.17,  and  provide

Securityholder with written confirmation of such  release  from the Company's creditors holding Securityholder's guaranties  at

the  Closing.   Parent and White Mountain shall  use  its  best

efforts  to  obtain Securityholder's release from any  guaranty existing  prior  to  Closing  but  inadvertently  omitted  from inclusion on Exhibit 6.17.



                         ARTICLE VII

                TRANSACTIONS PRIOR TO CLOSING

          Between  the  date of this Contract and the  Closing,

the  executive officers and Board of Directors of  the  Company shall retain full control of the management and business of the

Company.   To  enable Parent to prepare for settlement  at  the

Closing,  Parent,  Securityholder and the  Company  agree  that between the date hereof and Closing:

          7.1   Taxes.   The  Company  will  promptly  pay  and

discharge,  or cause to be paid and discharged, their  federal,

state  and  other  governmental taxes,  assessments,  fees  and charges imposed upon it or on any of its property or assets and timely  file  any  returns and reports in connection  with  the foregoing; provided, however, nothing herein shall require  the

Company to pay or cause to be paid any tax, assessment, fee  or charge  so  long as the validity thereof shall be contested  in good  faith by appropriate procedures and the Company  has  set aside on its books and maintains adequate reserves with respect thereto  or  for  which  disclosure to  Parent  has  been  made pursuant to Exhibits 4.10(a), (b) and/or (c).

          7.2   Books of Record and Account;  Inspection.   The

Company  will maintain at all times proper books of record  and account  in  accordance  with GAAP,  and  will  permit  any  of

Parent's  officers or any of its authorized representatives  or accountants to visit and inspect the offices and properties  of the  Company, examine the Company's books of account and  other records,  and  discuss  the  Company's  affairs,  finances  and accounts with Parent's appropriate officers and managers, legal counsel, accountants and auditors, all at normal business hours

and   as  often  as  Parent  may  request  provided  any   such

discussions  with  accountants will not cause  the  Company  to incur  any  material cost with respect to such accountants  and legal counsel.

          7.3  Financial Reports.  The Company shall furnish to

Parent, within 20 days after the end of each month (and  within

45 days after the end of the last month of the Company's fiscal year),  an  unaudited financial report of  the  Company,  which report  shall include profit and loss statement, a consolidated balance  sheet, a cash flow analysis, and such other  financial information that Parent may reasonably request.

          7.4  Insurance.

               (a)    The  Company  will  maintain  in   effect

liability  insurance, property insurance, worker's compensation insurance,  the life insurance policies referenced  in  Section

6.9  and  extended coverage insurance on its personal  property referenced  in  Section 4.15 above, with responsible  insurance companies,  against  such  risks  as  are  customarily  insured against  by similar businesses operating in the same  vicinity,

and  in  amounts not less than those (i) recommended  by  major insurance companies for similar businesses or (ii) required  by governmental authorities having jurisdiction over all  or  part of the Company's operations.

          7.5   Notification.  The Company will, within two (2)

business days, advise Parent in writing of the following:

               (a)  The occurrence of an Event of Default;

               (b)   The  filing  of  any suit,  action,  other

proceeding against the Company or any investigation  which  the

Company  learns  is pending or threatened against  it,  if  the amount  involved  or  at risk by nature of such  suit,  action,

other proceeding or investigation exceeds Seventy-Five Thousand

Dollars ($75,000);

               (c)   The filing, recording or assessment  of  a

federal, state or local tax lien against the Company or any  of its assets other than in the ordinary course of business;

               (d)  The occurrence of any reportable event with

respect to any employee benefit plan of the Company or which is subject  to  the  provisions of ERISA,  including  a  statement setting forth details as to the reportable event and the action proposed  to  be  taken with respect thereto, together  with  a copy,  if  available,  of the notice of such  reportable  event given to the Pension Benefit Guaranty Corporation; and

               (e)  Any other condition, act or event which the

Company  in  its  good faith judgment believes  will  adversely affect Parent's rights under this Agreement.

          7.6   Board of Directors' Meetings.  Parent shall  be

entitled,  upon the giving of written notice, to designate  two individuals  as  members  of  the Board  of  Directors  of  the

Company.  The Board of Directors of the Company shall  meet  no less than once during each calendar quarter.

          7.7   Corporate Existence.  The Company shall at  all

times  cause  to  be done every act necessary to  maintain  and preserve  its existence, rights, franchises, and certifications in  the  jurisdictions  of their incorporation  and  to  remain qualified  as  foreign  corporations in every  jurisdiction  in which qualification is required.

          7.8   Maintenance of Properties.  The  Company  shall

maintain  or  cause  to be maintained in good  repair,  working order  and condition all tangible properties required  for  its business  and from time to time make or cause to  be  made  all appropriate repairs and replacements thereof.

          7.9   Trade Secrets.  The Company will use  its  best

efforts   to  maintain  the  confidentiality  of  any  Business

Property  Rights of the Company and will seek to  restrict  the ability  of  any employee having knowledge of such  proprietary information  or trade secrets from competing with  the  Company through  employment and non-competition agreements and  similar arrangements.

          7.10  Mergers and Other Transfers.  The Company  will

not (i) merge or consolidate with any person, firm, association or corporation, (ii) transfer, sell, assign, lease or otherwise abandon  or dispose of (whether in one transaction or a  series of  transactions) any material part of its assets except in the normal course of business if such transaction would reduce  the net  worth  of  the  Company below $750,000, (iii)  change  the nature  of its business, (iv) create any subsidiaries,  or  (v)

liquidate, dissolve or cease active business operations.

          7.11  Certificate of Incorporation and  Bylaws.   The

Company   will  not  amend  its  Articles  or  Certificate   of

Incorporation  or  Bylaws if the result of any  such  amendment will  have  an  adverse effect on Parent's  rights  under  this

Agreement.

          7.12 Judgments and Liens.  The Securityholders or the

Company shall not create, incur, assume or permit to exist  any mortgage, lien, security interest, charge or encumbrance on any property  or  assets  now owned or hereafter  acquired  by  the

Company except:

               (a)   Liens  arising out of judgments or  awards

(i)  which  have been in force less than the applicable  appeal period  so long as execution is not levied thereunder, or  (ii)

in  respect  of  which  the Company  shall  in  good  faith  be prosecuting an appeal or proceedings for review and in  respect of  which the Company shall have secured a subsisting  stay  of execution pending such appeal or proceedings for review;

               (b)     Liens   for   taxes,   assessments    or

governmental charges or levies, provided payment thereof  shall not at the time be required;

               (c)  Deposits, liens, bonds or pledges to secure

payment   of  worker's  compensation,  unemployment  insurance,

pensions  or other social obligations, surety, stay  or  appeal bonds,  or  other similar obligations arising in  the  ordinary course of business;

               (d)     Mechanic's,    worker's,    repairmen's,

warehousemen's, vendor's, or carrier's liens, or other  similar liens  arising in the ordinary course of business and  securing sums  which are not past due, or deposits or pledges to  obtain the release of any such liens;

               (e)   Liens  arising by operation of  law  under

lease  agreements made in the ordinary course of  business  and confined to the property rented;

               (f)   Liens  on  property securing the  purchase

price of property acquired after the date hereof provided  that each  of  such  lien (i) is given solely to secure indebtedness not  exceeding one hundred percent (100%) of the lesser of  the cost  or  fair  market value of such property,  (ii)  does  not extend to any other property and (iii) is given at the time  of acquisition of the property;

               (g)  Presently outstanding liens;

               (h)     liens    and    encumbrances    securing

indebtedness to Senior Creditors; and

               (i)    Extension,   renewal  or   refunding   of

indebtedness  secured by liens permitted by this Section  7.12,

provided  that the then outstanding amount of such indebtedness is  not increased and such liens do not extend to property  not then encumbered thereby.

          7.13   Issuances of Capital Stock.  The Company  will

not  issue any of its capital stock to any person or entity  or grant  any  person  or  entity an option, warrant,  convertible security or any other right or agreement to acquire any  shares of  its  capital  stock, without the prior written  consent  of

Parent.

          7.14   Purchase of Securities or Assets.  The Company

will  not  purchase  the outstanding equity securities  of  any

other   person,   firm,  association  or  corporation,   except

obligations   issued  or  guaranteed  by  the   United   States

government  or  any state or political subdivision  thereof  or other  short-term instruments normally marketed  by  banks  and nationally recognized brokerage firms, provided nothing  herein shall  restrict  the  Company from  maintaining  accounts  with federally insured banking institutions or money market funds.

          7.15   Declaration  of Dividends, etc.   The  Company

will  not  (i)  make,  pay  or  declare  any  distributions  or dividends of cash or property with respect to its issued shares of Common Stock; (ii) directly or indirectly redeem, repurchase or  otherwise  reacquire any shares of its Common Stock;  (iii)

increase  the  salary  or  pay any bonuses  to  any  management employees, officers or directors of the Company, if such action decreases  the  net  worth of the Company below  Seven  Hundred

Fifty Thousand Dollars ($750,000).

          The  Company is further prohibited from declaring  or

distributing, without the prior written approval of  Parent  in its  sole  discretion, any executive bonus  or  other  form  of additional compensation.

          7.16   Payments to Officers.  Except as described  on

Exhibit 7.16, the Company shall not loan or advance any  amount to,  or sell, transfer or lease any properties or assets (real,

personal  or mixed, tangible or intangible), to, or enter  into any  agreement  or  arrangement  with,  any  of  the  Company's officers  or  directors,  except for compensation  to  officers pursuant  to  existing agreements, copies of  which  have  been delivered to Parent, and reimbursement of expenses incurred  by employees of the Company in connection with their employment.

          7.17  Indebtedness.  The Company shall not incur  any

indebtedness for borrowed money, including pension fund  loans,

or   purchase   money  indebtedness  or  guarantee   any   such

indebtedness  or  issue  or sell any  debt  securities  of  the

Company   or  guarantee  in  any  manner  (including,   without

limitation, by agreeing to maintain the financial condition  of another  person)  any  debt  securities  of  others,  provided,

however,  that  the  Company shall  have  the  right  to  incur indebtedness  in  the  ordinary course of business  for  office furniture, equipment, trade payables, machinery and vehicles.

          7.18  Expenditures.  The Company shall not  make  any

capital  investments or capital expenditures in  excess  of  an aggregate of Fifty Thousand Dollars ($50,000) which are outside of  the ordinary course of the Company's business, without  the consent of Parent.

          7.19  Employee Benefit Plans.  The Company shall  not

adopt  any  new Employee Benefit Plans but may expand  existing benefits subject to the approval of the Board of Directors.

          7.20   Material  Contracts.  Except as  described  on

Exhibit  7.20, the Company shall not enter into, assume,  renew or  permit  to be renewed (including by not giving a  permitted notice  of  termination)  any  contract,  lease  or  obligation outside  the ordinary course of business.  Except as  expressly set  forth  therein,  the  Company  shall  not  modify,  amend,

terminate,  waive  or release any benefit or  right  under  any employment agreement, or any other material agreement to  which the  Company is a party, without the prior written  consent  of

Parent.

          7.21   Non-business  Assets.  The Company  shall  not

apply  any  corporate funds toward the payment of any principal or  interest due or owing for the purchase of any non-corporate assets.



                         ARTICLE VIII

                   COVENANTS NOT TO COMPETE

          8.1 Covenant Not to Compete.  Except as authorized by

White  Mountain  and Parent or by the terms of this  Agreement,

Securityholder shall not, directly or indirectly, alone of with others,  enter  into any business related to the  construction,

reconstruction,  maintenance, repair  and  expansion  of  CATV,

SMATV   systems   and  any  other  related   systems   in   the

telecommunications  industry  within  the  Southeastern  United

States,  or  within  Two Hundred (200)  miles  of  an  existing

Company project  for a period of three (3) years from the  date of  Closing;  provided, that Securityholder may own  or  be  an

investor   in   a   cable   television  franchise..    Further,

Securityholder   shall  not,  during  such  period,   disclose,

divulge,  communicate, use to the detriment of the  Company  or

Parent  or  for the benefit of any other person or persons,  or use  in  any way, any confidential information or trade secrets of the Company, including customer list, personnel information,

and other similar data.  In addition, Securityholder shall not,

during such period, (i) hire or attempt to hire any employee of the  Company,  or  (ii) interfere with any  contract  or  other relationship  of  the  Company and  any  of  its  customers  or suppliers.  Securityholder agrees that Parent shall be entitled to  injunctive  relief  in  the event  of  any  breach  of  the covenants  set forth in this paragraph together with reasonable attorney's fees and damages.  Damages shall only be collectible from the party breaching this provision.



                          ARTICLE IX

      INDEMNIFICATION BY SECURITYHOLDER AND THE COMPANY

          Securityholder  and the Company, to  the  extent  set

forth  in  this  Agreement, shall indemnify and  hold  harmless

Parent, White Mountain and Surviving Corporation against and in respect  to the following, in addition to any losses  otherwise specifically indemnified against in this Agreement, as follows:

          9.1   Indemnification by the Securityholders and  the

Company.

               (a)   Breach.  Subject to the provision of  this

Section 9.1 and except as otherwise more specifically set forth herein, the Securityholder and the Company (each in his or  her capacity  as  an  indemnifying party, an "Indemnifying  party")

covenants  and  agrees  to  jointly  and  severally  indemnify,

defend,  protect,  and  hold harmless  each  of  Parent,  White

Mountain,   the  Surviving  Corporation  and  each   of   their

respective Subsidiaries and Affiliates (each in its capacity as an  indemnified party, an "Indemnitee") at all times  from  and after  the date of this Agreement from and against all  Adverse

Consequences  incurred by such Indemnitee as  a  result  of  or incident to (i) any breach of any representation or warranty of the  Company  or the Securityholder set forth in Section  4  of this  Agreement, (ii) any material breach or nonfulfillment  by the  Company or the Securityholder of, or any noncompliance  by

the   Company  or  the  Securityholder  with,  any   covenants,

agreement, or obligation contained herein or in any certificate or  other document delivered in connection herewith, (iii)  all damage  or  deficiency  resulting directly  from  the  material

inaccuracy   of  any  list,  certificate  or  other  instrument

delivered  by or on behalf of Securityholder or the Company  in connection herewith, whether made as of the date hereof, or  as of  the Closing Date hereunder or otherwise, or resulting  from

the   non-fulfillment  of  any  agreement  on   the   part   of

Securityholder  or the Company contained in this  Agreement  or made  in  connection with the transactions contemplated hereby,

including, but not limited to all losses, liabilities, damages,

costs  and  expenses  (including reasonable  attorneys'  fees),

incurred by Parent if this Agreement is terminated pursuant  to

Article 10 hereof.

               (b)     Environmental   Indemnification.     The

Company, and Securityholder shall jointly and severally, hereby indemnify  each  Indemnitee and hold each  Indemnitee  harmless from  and  against  any  and all damages, losses,  liabilities,

costs   and   expenses  of  removal,  relocation,  elimination,

remediation  or  encapsulation of any Hazardous  Materials  (as

defined  in  Section  4.20),  obligations,  penalties,   fines,

impositions,  fees,  levies, lien  removal  or  bonding  costs,

claims,  actions,  causes  of action, injuries,  administrative orders,  consent  agreements and orders,  litigation,  demands,

defenses,  judgments,  suits,  proceedings,  disbursements   or

expenses (including without limitation, attorney's and experts'

reasonable  fees  and  disbursements) of any  kind  and  nature whatsoever  resulting  from  the  operation  of  the  Company's business  as  of  the Closing Date:  (i) which (x)  is  imposed upon,  or  incurred  by, Parent by reason of,  relating  to  or arising  out  of  the  violation by the Company  prior  to  the

Closing of any environmental laws, rules or regulations of  any governmental  body  or  agency  having  jurisdiction  over  the premises,  or  (y)  arises  out of  the  discharge,  dispersal,

release, storage, treatment, generation, disposal or escape  of any  Hazardous  Materials, on or from the premises  as  of  the

Closing  Date, or (z) arises out of the use, specification,  or inclusion  of  any  product,  material  or  process  containing

Hazardous Materials, or the failure to detect the existence  or proportion  of  Hazardous Materials in the soil,  air,  surface water  or groundwater, or the performance or failure to perform the  abatement  of  any Hazardous Materials source  as  of  the

Closing Date or the replacement or removal of any soil,  water,

surface  water, or groundwater containing Hazardous  Materials;

and/or  (ii) is imposed upon, or incurred by, Parent by  reason of  or  relating  to  any  material breach,  act,  omission  or misrepresentation contained in Section 4.20.

               (c)   Tax  Matters.  Company and  Securityholder

shall jointly and severally indemnify each Indemnitee from  and against all Adverse Consequences incurred by any Indemnitee  as a  result  of  or incident to any Income Taxes or  other  Taxes imposed  on the Surviving Corporation, the Company  or  any  of

their  Subsidiaries  or  for which the  Surviving  Corporation,

Company  or any of its Subsidiaries may otherwise be liable  by

law   or   regulation  (including,  without   limitation,   the

provisions   of  Treasury  Regulation  Section   1.1502-6)   or

contract, for any taxable year or period that ends on or before

Closing   or  resulting  in  any  way  from  this  transaction,

including, but not limited to, any taxes imposed as a result of

the   disqualification  of  this  transaction  as  a  tax  free

reorganization under the Code.

                    (i)   The  Company shall furnish to  Parent

copies  of  the  federal, state, and local tax returns  of  the

Company  for  the period ending on the Closing Date  and  shall obtain  the consent of Parent before filing such returns  which consent shall not be unreasonably withheld.

                    (ii)  Except as otherwise provided in  this

Agreement,  Parent shall have the sole right to  represent  the interests  of any Indemnitee in any tax audit or administrative or  court  proceeding relating to any taxable period, including without limitation taxable periods ending on or before Closing,

and  to  compromise,  settle, or  contest  any  tax  claims  in connection  therewith  in  its sole discretion,  provided  that

Parent shall provide Securityholder with written notice of  its intent to exercise its rights hereunder.  Securityholder  shall have  the  right, at their expense, to join Parent in any  such defense.

               (d)    Broker  Fee.   Each  Indemnifying   Party

jointly  and  severally indemnifies each  Indemnitee  from  any claim  made  by  a broker, finder, agent or other  intermediary against  the  Company  after Closing  in  connection  with  the negotiation  or execution of this Agreement or the consummation of the transactions contemplated hereby except for those claims made  against Parent or White Mountain pursuant to Section 5.5,

hereof.

               (e)   Set-Off.  Except as otherwise provided  in

this  Agreement,  Parent  shall  be  entitled  to  set-off  the

Securityholder's  or  the  Company's liability  to  Parent  for indemnification  under  this Article  9,  or  under  any  other paragraph  of this Agreement, after any dispute regarding  such liability  has  been resolved by the parties or  otherwise,  by crediting  the amount of liability in equal parts  against  the monies being held in escrow pursuant to Section 2.2(c) of  this

Agreement,  and against the Arguss Stock being held  in  escrow pursuant  to Section 2.2(c) by reducing the amount of cash  and

Arguss    Stock   issued   to   Securityholder   pursuant    to

Section  2.2(d).  In the event that Parent desires to  exercise its  rights  pursuant  to this paragraph,  the  amount  of  any liability alleged by the Parent which is disputed in writing by the  Company  or Securityholders shall remain in  escrow  until such dispute has been resolved.

               (f)   Costs  and Expenses.  Except as  otherwise

provided in this Agreement, all amounts indemnified pursuant to this  Article  9  shall include all costs and expenses  of  the

Indemnitee,  including, but not limited to, the  costs  of  any

actions,   reasonable  attorneys  fees,  and   other   expenses

necessary to enforce the rights granted hereunder.

               (g)    Termination   of  Company's   Obligation.

Company's  obligation to indemnify Parent, or to contribute  to any party indemnifying Parent, pursuant to this Article 9 shall expire as of the Filing Date.

               (h)  Termination of Securityholders' Obligation.

Securityholders' obligation to indemnify any Indemnitee, or  to contribute  to any party indemnifying any Indemnitee,  pursuant to  this Article 9, shall, except in the event of actual  fraud or  intentional non-disclosure, expire three (3) years from the

Closing  Date, except as to those involving tax matters,  which obligation shall expire six (6) years from the Closing Date.

          9.2   No  Circular  Recovery.  Securityholder  hereby

agrees  that  he  will  not make any claim for  indemnification against  either Parent or White Mountain by reason of the  fact that he or she was a director, officer, employee agent or other representative  of  the  Company of  any  of  its  Subsidiaries

(whether such claim is for Adverse Consequences of any kind  or otherwise  and whether such claim is pursuant to  any  statute,

charter,  by-law,  contractual obligation  or  otherwise)  with respect to any claim for indemnification brought by Parent, the

Surviving  Corporation, and their respective  Subsidiaries  and

Affiliates against the Securityholder.



                          ARTICLE X

                         TERMINATION

          10.1  Termination by Parent.  This Agreement  may  be

terminated by Parent, on or before the Closing Date,  upon  the occurrence of the following:

               (a)  If any of the material conditions specified

in Article 6 shall not have been met prior to the Closing Date.

               (b)   If  an  event of default,  as  defined  in

Article  11,  has occurred, and has not been cured  during  any applicable cure period.

          10.2  Termination by Securityholder.  This  Agreement

may  be  terminated by Securityholder, on or before the Closing

Date if any of the conditions specified in Article 5 shall  not have been met prior to Closing.



                          ARTICLE XI

                           DEFAULT

          11.1  Events  of Default.  It shall be considered  an

Event  of  Default  if any one or more of the following  events shall occur:

               (a)   If  any  statement,  certificate,  report,

representation  or  warranty  of  a  material  nature  made  or furnished  by the Company under this Agreement shall  prove  to have been false or erroneous in any material respect.

               (b)   The  occurrence of any event  of  material

default  under  any  other  financing agreement,  note,  lease,

mortgage, security agreement, factoring agreement or any  other obligation  of  the  Company the result of which  will  have  a material adverse effect on the Company unless any such event of default  shall  be  timely  cured  under  any  applicable  cure provision  or  waived by the person to whom  or  to  which  the

Company is obligated or indebted.

          11.2  Waiver  by Parent.  Any failure  by  Parent  to

insist  upon  strict performance by the Securityholder  or  the

Company  of  any of the terms and provisions of this Agreement,

shall  not  be  deemed to be a waiver of any of the  terms  and conditions hereof and Parent shall have the right thereafter to insist upon strict performance thereof by the Securityholder or the Company.



                         ARTICLE XII

                        MISCELLANEOUS

          12.1  Costs.   Except for expenses  relating  to  the

preparation of the Audit, each party shall pay its own expenses incident to the transaction contemplated hereby, including fees and  expenses  of their attorneys, accountants,  appraisers  or consultants, whether or not those transactions are  consummated at  Closing,  subject  to the indemnification  and  termination provisions hereof.

          12.2 Sales and Transfer Taxes.  All state sales taxes

and  all  transfer  taxes and all documentary  taxes,  if  any,

payable  in  connection with the Merger shall be  paid  by  the party  to whom such taxes are customarily attributed under  the laws of the State of Florida.

          12.4 Relationships to Other Agreements.  In the event

of  a  conflict between any of the provisions of this Agreement and  any  other agreement relating to this transaction  between the  Securityholder, Company and Parent, the provisions of this

Agreement shall control.

          12.5  Titles  and Captions.  All article  or  section

titles  or  captions in this Agreement are for  convenience  of reference  and are not part of this Agreement and shall  in  no way  define, limit, extend or describe the scope or  intent  of provisions herein.

          12.6   Exhibits.  The Exhibits and Schedules referred

to herein are hereby made a part hereof.

          12.7   Applicable  Law.   This  Agreement  is  to  be

governed  by,  and  construed,  interpreted,  and  enforced  in accordance with the laws of Delaware.

          12.8   Binding Effect and Assignment.  This Agreement

shall  be  binding  upon  and  inure  to  the  benefit  of  the successors  and  assigns  of the parties.  Notwithstanding  the foregoing, neither the Company nor Parent shall have any  right to assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

          12.9  Notices.   All notices, requests, instructions,

or  other documents required hereunder shall be deemed to  have been  given  or made when delivered by registered or  certified mail, return receipt requested, postage prepaid or by messenger or overnight delivery service to:


If Securityholder Wright then:     Alvin K. Wright
                              RITE Cable Construction, Inc.
                              4891 S. Atlantic Avenue
                              Ponce Inlet, FL 32127

Counsel for Wright:           Richard Straughn, Esq.
                              Straughn, Straughn & Turner
                              255 Magnolia Avenue, SW
                              Winter Haven, FL 33883

If Parent then:               Arguss Holdings, Inc.
                              One Church Street, Suite 302
                              Rockville, Maryland 20850
                    Attn: Haywood Miller

Counsel for Parent:           Bleecker & Bleecker
                              51 Monroe Street
                              Suite 1210
                              Rockville, Maryland  20850
                    Attn:  Steven S. Bleecker



          Any  party  may  from time to time  give  the  others

written notice of a change in the address to which notices  are to be sent and of any successors in interest.

          12.10        Severability.     Inapplicability     or

unenforceability of any provision of this Agreement  shall  not impair the operation or validity of any other provision hereof.

If   any   provision   shall   be  declared   inapplicable   or

unenforceable, there shall be added automatically  as  part  of this  Agreement  a  provision  as  similar  in  terms  to  such inapplicable or unenforceable provision as may be possible  and be legal, valid and enforceable.

          12.11      Acceptance or Approval.  By accepting  all

or  approving  anything required to be observed, performed,  or fulfilled, or to be given to Parent pursuant to this Agreement,

including, but not limited to, any certificate, balance  sheet,

statement  of  profit or loss or other financial statement,  or insurance  policy, Parent shall not be deemed to have  accepted or  approved the sufficiency, legality, effectiveness or  legal effect  of  the same, or of any term, provision,  or  condition thereof as to third parties.

          12.12      Survival.  All covenants, representations,

and  warranties made by the Securityholder and Parent  in  this

Agreement  shall survive the Closing hereunder for a period  of three  (3)  years,  except as to those involving  tax  matters,

which shall survive the closing for a period of six (6) years..

          12.13        Entire   Agreement.    This   Agreement,

including all Exhibits, constitutes the entire agreement  among the parties hereto pertaining to the subject matter hereof, and supersedes  all prior agreements and understandings  pertaining

thereto.    No  covenant,  representation,  or  condition   not

expressed  in  this  Agreement shall affect  or  be  deemed  to interpret, change or restrict the express provisions hereof and no  amendments hereto shall be valid unless made in writing and signed by all parties hereto.

          12.14        Counterparts.  This  Agreement  may   be

executed  in any number of counterparts, all of which  together shall constitute one instrument.

          12.15   Security  Matters.  (a)  By  executing   this

Agreement,  Parent  acknowledges that :  (i)  Parent  has  been advised  that  the Stock has not been and will  not  have  been registered  under  the Act or the Florida or  other  applicable securities  laws  of  any  state, that  the  Securityholder  in transferring  such  shares to the Parent will  be  relying,  if

applicable,   upon   the  exemption  from   such   registration

requirements contained in Section 4(1) or 4(2) of the Act as  a transaction  by  a person other than as issuer, underwriter  or dealer  and the applicable state exemption; (ii) the Stock  may be  "restricted" as that term is used in Rule 144 under the Act as  a  consequence of which Parent may not be able to sell  the shares  unless such shares are first registered under  the  Act and any applicable state securities laws or unless an exemption

from   such  registration,  is,  in  the  opinion  of  counsel,

available;  (iii)  the  Stock will be acquired  by  Parent  for purposes  other  than "distribution" as that term  is  used  in

Section  2(11)  of  the Act, and (iv) Parent will  execute,  if

Securityholder  so  requests, an appropriate  letter  affirming that its intention with respect to the proposed acquisition  of the  Stock is that such acquisition be for investment  purposes only and not with a view toward resale or distribution thereof.

               (b)   The   shares  of  Arguss  Stock  are   not

registered  under the Securities Act of 1933, as  amended  (the

"1933  Act"), and are being issued without registration on  the grounds that the sale of Arguss Stock hereunder is exempt  from registration  under  the  1933 Act  pursuant  to  Section  4(2)

thereof  and Parent's reliance on such exemption is  predicated on Securityholder's representations set forth herein.

          This    Agreement   is   made   in   reliance    upon

Securityholder's representations to Parent that the  shares  of

Arguss  Stock to be issued will be acquired for investment  and not  with  a  view  to  the sale or distribution  of  any  part thereof, and that Securityholders have no present intention  of selling,  granting  participation in or otherwise  distributing the same.

          Securityholder  hereby  represent   that   they   are

experienced  in evaluating and investing in companies  such  as the Parent, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits  and risks  of  this investment, and have the ability  to  bear  the economic  risks  of  this investment.  Securityholders  further represent  that during the course of the transaction they  have had  the  opportunity to ask questions of, and receive  answers from, representatives of Parent concerning the Parent.

          Securityholders  hereby agree that the  Arguss  Stock

may  not be transferred without registration under the 1933 Act or  an  exemption  therefrom, and that in  the  absence  of  an effective Registration Statement covering the Arguss Stock,  or an  available exemption from registration under the  1933  Act,

the Arguss Stock must be held indefinitely.  In particular, and without limiting the foregoing, Securityholders are aware  that the  Arguss  Stock  may  be not be sold pursuant  to  Rule  144 promulgated  under the 1933 Act unless all conditions  of  that

Rule are met.

          Securityholders hereby agree that in  no  event  will

they transfer any of the Arguss Stock other than pursuant to an

effective  Registration  Statement  under  the  1933  Act,   or

pursuant  to  the  conditions of any legend appearing  on  said

Arguss Stock.

          12.16      Preparation and Filing of  SEC  Documents.

If  and  whenever, as a result of the transaction  contemplated hereunder,  the  Parent  is  under  an  obligation  to  provide financial information to, or prepare a filing of any kind with,

the  United States Securities and Exchange Commission  ("SEC"),

Securityholder shall assist the Parent in preparing any audited financial statements required by the SEC for this purpose.  The cost  of preparing any such financial statements shall be borne by the Parent.

     IN  WITNESS WHEREOF, the parties hereto have executed this

Agreement on the day and year first above written.


ATTEST:                  ARGUSS HOLDINGS, INC.


____________________     By:______________________________

                         Title:  ___________________________


ATTEST:                  RITE CABLE CONSTRUCTION, INC.


____________________     By:______________________________

                         Title:  ___________________________

WITNESS:

____________________
_____________________________(SEAL)
                         ALVIN K. WRIGHT

ATTEST:                        WHITE MOUNTAIN CABLE CONSTRUCTION CORP.


____________________     By:______________________________

                         Title:  ___________________________



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MERGER